EXHIBIT 10.35

CoreStates Bank
PO Box 7618
Philadelphia PA 19101-7618


September 5, 1996



               MASTER SHORT TERM BORROWING AGREEMENT

Jones Apparel Group
250 Rittenhouse Circle
Bristol, PA 19007

Attention: Gary R. Klocek
           Controller

Gentlemen:

     You have indicated that you may wish to borrow from us from time to time on a short term basis for working capital or other short term purposes. We are interested in considering such loan requests and may from time to time like to bid on your short term borrowing needs. Short term borrowings or loans mean borrowings or loans which are payable on demand or have a maturity of 180 days or less and are referred to in this letter Agreement individually as a "Loan" and collectively as "Loans."

     The purpose of this letter is to outline and specify, among other things, how Loans may be requested and, if agreed to by us, the terms under which they will be made. As used in this Agreement, the terms we, us, our and the Bank mean CoreStates Bank, N.A. and the terms you and your mean the addressee of this Agreement. This letter does not constitute a commitment to lend or to make advances. It shall be solely within our discretion to make or refuse to make any Loan requested by you, and the making of one or more Loans hereunder shall not be considered a commitment by us to make any additional Loans. It is understood and agreed that any and all Loans will be governed by the following:

     1. Requests for Loans. A duly authorized officer or other duly authorized person under Paragraph 2 may request Loans by telephone confirmed in writing or by letter. If we elect to make a Loan, then we will credit the proceeds to your designated account. Upon your request we will forward to you at your address set forth in Paragraph 16 written advices or statements of Loans, which will specify the rate or rates of interest payable on the Loan, and such other terms as may have been agreed to.

     2. Resolutions Authorizing Loans. Any and all documents required to be executed in connection with Loans may be signed by any of the officers or other person duly authorized by your borrowing resolutions as in effect from time to time, provided that a copy of such resolutions is certified by the Secretary or an Assistant Secretary of your corporation and delivered to us. We shall incur no liability to you or any other person in acting on any request for a Loan which we believe in good faith to have been made by a person duly authorized to borrow on your behalf as set forth in your borrowing resolutions.

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     3.   Bank Records Conclusive. The amount and terms of each
Loan including the rate of interest thereon and your payments of principal and interest, as well as any special terms and details of each such Loan, shall be established and evidenced by this letter Agreement and by our records, which shall be conclusively deemed to be correct in the absence of manifest error.

     4. Payment of Loans. All Loans shall be payable on a demand, time or other basis mutually agreed upon at the time the Loan is made. Loans which are payable on a basis other than demand may not be prepaid prior to their maturity date or dates. If one or more Loans which are payable on a basis other than demand are repaid prior to their maturity date or dates (whether voluntarily by reason of acceleration or otherwise), you shall pay to the Bank an amount equal to all loss, cost and expense of the Bank resulting from such prepayment. Upon the payment in whole or in part of any Loan as provided above, accrued and unpaid interest on the amount repaid shall be simultaneously paid.

     5. Interest. (a) Interest on each Loan shall be computed at the rate mutually agreed upon at the time the Loan is made and shall be paid monthly, if the Loan is payable on demand, or on the date or dates agreed to, if the Loan is payable on a time or other basis. If the rate of interest agreed to is based upon our "prime rate," such terms shall mean and refer to the rate of interest for commercial loans established and publicly announced by us from time to time as our prime rate and such rate of interest shall change each time our prime rate changes, effective on the date of change.

     (b) Unless other agreed, interest on all Loans shall be computed on the basis of a year of 360 days for each day of the year actually elapsed.

     6. Payments. You irrevocably authorize us to effect payment of principal of and interest on and any fees in connection with all Loans whenever such payment is due and to debit your designated account for the amount of such payment. Alternatively, you may effect all payments to us via wire transfer on the date such payments are due. We shall furnish to you a written confirmation of the amount of each principal and interest payment charged against your designated account. You will pay to us promptly such amounts as may be due if your designated account balance is insufficient. All payments of principal and interest on Loans shall be made in lawful money of the United States in immediately available funds free and clear of and without deduction for any taxes, fees or other charges of any nature imposed by any governmental authority, or, if such withholding is required, you shall pay to us the same net amount as if no withholding was made.

     7. Payment of Costs. In addition to the principal and interest payments specified in paragraphs 4 and 5, you agree to pay upon demand all costs and expenses (including reasonable attorneys' fees and legal expenses) we incur in enforcing the Loans and this Agreement.

     8. Further Evidence of Loans. Upon our request, you hereby agree to execute and deliver to us a promissory note or notes payable to our order to evidence all or any part of any Loans. If any Loan is or shall be evidenced by one or more promissory notes, such note or notes shall be deemed to incorporate by reference, and to be supplemented and modified by, the terms of this Agreement.

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     9.   Your Representations. You represent and warrant that
you are validly existing and in good standing in the jurisdiction under whose laws you were organized, that the execution, delivery and performance of this Agreement are within your powers, have been duly authorized by all necessary action and are not in contravention of the terms of your charter documents. You further represent and warrant that this Agreement has been validly executed and is enforceable in accordance with its terms, that the execution, delivery and performance by you of this Agreement are not in contravention of law and do not conflict with any indenture, agreement or undertaking to which you are a party or are otherwise bound, and that no consent or approval of any governmental authority or any third party is required in connection with the execution, delivery and performance of this Agreement.

     10. Security. Loans may be secured by security interests, mortgages and other liens given especially for such purposes or given to secure other indebtedness. Whether such security interests and other liens were given to secure other indebtedness that you have to us or are given to secure Loans, you agree that such security interests and liens shall secure all of your existing and future indebtedness. As security for the payment of all sums owed by you to us, we shall have a lien upon, and security interest in, any balance belonging to you in any of your deposit or other accounts with us and any other amounts or property which from time to time may be owing by us to you or held by us for you.

     11. Defaults. The occurrence of any of the following events shall cause you to be in default on any and all outstanding Loans that are payable on a basis other than demand:

     (a) the nonpayment when due of any amount payable on any of the Liabilities (the term "Liabilities" shall mean all loans and advances made under this Agreement and any renewals, extensions and modifications thereof and all of your other existing and future liabilities, whether absolute or contingent, to the Bank regardless of their source or nature and out of whatever transactions arising);

     (b) the failure of any Obligor to pay, observe or perform any indebtedness, obligation or agreement of any nature with the Bank (the term "Obligor" includes you and all persons otherwise liable for the payment of all Loans, and all renewals, extensions or modifications thereof, such as endorsers or guarantors);

     (c) if any representation, warranty, certificate, financial statement or other information made or given by any Obligor to the Bank is materially incorrect or misleading;

     (d) if any Obligor shall become insolvent or make an assignment for the benefit of creditors or if any petition shall be filed by or against any Obligor under any bankruptcy or insolvency law;

     (e) the entry of judgment against any Obligor which remains unsatisfied and unstayed for 15 days or the issuance of any attachment, tax lien, levy or garnishment against any property of material value in which any Obligor has an interest;

     (f) if any attachment, levy, garnishment or similar legal process is served upon the Bank as a result of any claim against any Obligor or against any property of any Obligor;

     (g) the dissolution, merger, consolidation, or the sale or change in control (as control is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any Obligor which is a corporation or partnership, or transfer of any substantial portion of any Obligor's assets, or if any agreement for such dissolution, merger, consolidation, change in control, sale or transfer is entered into by any Obligor, without the written consent of the Bank;

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     (h) if the Bank determines reasonably and in good faith
that an event has occurred or a condition exists which has had, or is likely to have, a material adverse effect on the financial condition or creditworthiness of any Obligor, or on the ability of any Obligor to perform the Liabilities;

     (i) if any Obligor shall fail to remit promptly when due to the appropriate government agency or authority depository, any amount collected or withheld from any employee of said Obligor for payroll taxes, Social Security payments or similar payroll deductions;

     (j) if any Obligor shall attempt to terminate or disclaim such Obligor's liability for the Liabilities;

     (k) if the Bank shall reasonably and in good faith determine and notify you that any collateral for the Liabilities is insufficient as to quality or quantity;

     (1) if any Obligor shall fail to pay when due any material indebtedness for borrowed money other than to the Bank;

     (m) if you shall be notified of the failure of any Obligor to provide such financial and other information promptly when reasonably requested by the Bank; or

     (n) the death of any Obligor who is a natural person.

     12. Acceleration, Demand, Interest After Default. (a) If you are in default as described in Paragraph 11(a) through (n), including a default for failure to pay any Loans payable on demand upon demand for payment by us, at our election evidenced by notice in writing to you, all Loans, whether or not evidenced by a note, shall thereupon become due and payable without presentment, demand or protest, all of which are hereby waived. If you are in default as described in Paragraph 11(d), then forthwith and without any election or notice, all Loans, whether or not evidenced by a note, shall thereupon become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived. You waive all right to stay of execution and exemption of property in any action to enforce your obligations to us hereunder. With respect to all Loans payable on demand, the Bank's right to demand payment shall not be restricted or impaired by the absence, non-occurrence or waiver of a default, and it is understood that for all Loans payable on demand, the Bank may demand payment at any time.

     (b) Upon the occurrence of any such default or at any time thereafter, the Bank may, at its option, and upon five days' written notice to you, begin accruing interest on the outstanding Loans, at a rate not to exceed five percent (5%) per annum in excess of the greater of: (i) the Prime Rate in effect from time to time and (ii) the rate of interest applicable to such Loan; provided, however, that no interest shall accrue in excess of the maximum rate permitted by law. All such additional interest shall be payable on demand.

      13. Continuing Effect. This Agreement shall remain in full force and effect until all Loans outstanding, together will interest thereon, and all other sums required to be paid under the terms of this Agreement have been paid in full.

      14. Governing Law. This Agreement and any note or notes evidencing Loans made shall be construed in accordance with and governed by the laws of the Pennsylvania.

      15. Bank's Assignees. The Bank may at any time or from time to time grant to others assignments of or participations in the Loans.

      16. Notices. Any notice given under this Agreement shall be effective on the date when it is delivered to a party at its address set forth as follows (or at such other address as the party to which notice may be given may specify to the other in writing):

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       if to you at  Jones Apparel Group
                     250 Rittenhouse Circle
                     Bristol, PA 19007

                     Attention: Gary R. Klocek
                                Controller

       and if to us at

                     CORESTATES BANK, N.A.
                     Broad and Chestnut Streets
                     Philadelphia, PA 19107
                     Attention: James P. Richards
                     F.C. 1-8-8-14

      17. Miscellaneous. Any failure by us to exercise any right under this Agreement shall not be construed as a waiver of the right to exercise the same or any other right at any other time. If more than one person, including any form of legal entity, shall sign this Agreement as borrower, such persons shall be jointly and severally liable hereunder and the terms "you" and "your" shall be deemed to mean any and all such persons. The parties hereto intend this Agreement to be a sealed instrument and to be legally bound hereby.

      18. JURISDICTION AND VENUE. IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, YOU HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA WHERE THE BANK MAINTAINS AN OFFICE AND AGREE NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. YOU AGREE THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON YOU BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO YOU.

      19. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS AGREEMENT.

      20. Termination. This Agreement shall remain in full force and effect until either of us gives notice of termination to the other, which must be given or confirmed in writing, but no such termination shall affect your obligation to repay with interest to the date of repayment all sums due and owing with respect to Loans outstanding under the terms of this Agreement at the time of such termination.

      Please indicate your acceptance of this Agreement by signing and dating the enclosed copy in the place provided and returning such copy to us.

                                Very truly yours,

                                CORESTATES BANK, N.A.

                                /s/ James P. Richards

                                James P. Richards
                                Vice President




                          Acceptance Of And Agreement To
                       Master Short Term Borrowing Agreement


              We, the addressee of the above Master Short Term Borrowing Agreement, intending to be legally bound, accept and agree to the terms and conditions of said Agreement and promise to pay the principal of and interest on all Loans made to us by CoreStates Bank, N.A., and all other sums required to be paid by us to said Bank, under and in accordance with the terms of said Master Short Term Borrowing Agreement. Signed this 12th day of September 1996.



                                  By /s/ Gary R. Klocek         (SEAL)
                                     ---------------------------
                                     Corporate Controller
                                     Name and Title

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